As filed with the Securities and Exchange Commission on January 5, 2016

Registration No. 333-204561

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-204561

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	34-0276860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard Melbourne, Florida	32919
(Address of Principal Executive Offices)	(Zip Code)

EXELIS RETIREMENT SAVINGS PLAN

(Full title of the plan)

Scott T. Mikuen, Esq.

Senior Vice President, General Counsel and Secretary

HARRIS CORPORATION

1025 West NASA Boulevard

Melbourne, Florida 32919

(Name and address of agent for service)

(321) 727-9100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

REMOVAL OF SECURITIES FROM REGISTRATION

Harris Corporation, a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 (File No. 333-204561) (the “Registration Statement”) with the Securities and Exchange Commission on May 29, 2015. The Registration Statement covered an aggregate of 1,250,000 shares of common stock, par value $1.00 per share (“Common Stock”), of the Registrant to be issued under the Exelis Retirement Savings Plan (the “Plan”) and an indeterminate number of Plan interests. On December 31, 2015, the Plan was merged into the Harris Corporation Retirement Plan.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to remove from registration the Common Stock and Plan interests not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and Plan interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on January 5, 2016.

HARRIS CORPORATION

By:	/s/ Scott T. Mikuen
Name:	Scott T. Mikuen
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on January 5, 2016.

EXELIS RETIREMENT SAVINGS PLAN Employee Benefits Committee, as Plan Administrator

By:	/s/ Adam Histed
Name: Adam Histed, Chairperson

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